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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 14, 2001
                                                         -----------------


                          Isotope Solutions Group, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)


    New York                     33-37674-NY                    11-3023098
    --------                     -----------                    ----------
(State or other           (Commission File Number)             (IRS Employer
jurisdiction of                                             Identification No.)
 incorporation)



                 700 Stewart Avenue, Garden City, New York 11530
               --------------------------------------------------
               (Address of principal executive offices, zip code)


       Registrant's telephone number, including area code: (516) 222-7749
                                                           --------------


                                EDG Capital, Inc.
                               -------------------
          (Former name or former address, if changed since last report)



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ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(c)      Exhibits

99.1     EDG Capital, Inc. Press Release issued November 20, 2001.


Item 9.  Regulation FD Disclosure.

         At a special meeting held on November 14, 2001, EDG Capital, Inc.'s shareholders approved the amendment and restatement of EDG's certificate of incorporation to, among other things, change its name to Isotope Solutions Group, Inc., authorize a class of undesignated preferred stock and adopt a provision permitting the shareholders to act by less than unanimous written consent. To reflect the new name the corporation's OTC Bulletin Board trading symbol was changed to ISTP effective November 20, 2001.

The corporation's shareholders also approved at the special meeting an increase in the number of shares of common stock that may be awarded under the corporation's 2000 Long-Term Incentive Plan to 2,500,000 shares, as well as certain proposed payments and/or property transfers to be made pursuant to the employment agreements between Isotope Solutions Group and each of Jack Schwartzberg, Chief Executive Officer, President and Chairman, and Shraga David Aranoff, Vice President, Chief Operating Officer and Treasurer, the reimbursement and termination provisions of the option agreements between Isotope Solutions Group and each of Jack Schwartzberg and Shraga David Aranoff, and the vesting provisions of the 2000 Long-Term Incentive Plan for purposes of excluding such payments and/or property transfers from the "parachute payment" provisions of Sections 280G and 4999 of the Internal Revenue Code of 1986. A copy of the press release issued on November 20, 2001, announcing these events is annexed to this Current Report on Form 8-K as Exhibit 99.1.



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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              EDG CAPITAL, INC.


Dated:  November 20, 2001                     By: /s/ Jack Schwartzberg
                                                  ---------------------------
                                                      Jack Schwartzberg
                                                      Chief Executive Officer,
                                                      President and Chairman





















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